UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 1, 2008

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Forge Parkway	02038
Franklin, Massachusetts
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.
     On July 1, 2008, Echo Therapeutics, Inc. (the “Company”) paid interest on its 8% unsecured senior convertible promissory notes due 2012 (the “February Notes”) in the form of additional notes (each a “PIK Note” and together with the February Notes, the “Notes”) in aggregate principal amount of $46,058.07, the total amount of the quarterly interest payment. The PIK Notes were issued pursuant to the terms of the February Notes and that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of February 11, 2008 with certain select institutional and strategic accredited investors (the “Purchasers”).
     The Notes are convertible into shares of Common Stock at the option of the holder at a price per share of $1.35 (the “Conversion Price”), subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to weighted average anti-dilution adjustment in the event the Company issues Common Stock at a price per share less than the Conversion Price, subject to customary exceptions.
     Interest on the Notes is payable quarterly. The Company may pay the interest in cash, additional PIK Notes in aggregate principal amount equal to the interest payment, or in shares of Common Stock, subject to certain restrictions and conditions. Shares of Common Stock issued as payment of interest will be valued at the lesser of the conversion price of the Note then in effect or 100% of the daily volume weighted average price of the Common Stock for the five consecutive trading days immediately preceding the interest payment date.
     The Company has the right to repay the principal amount of the Notes in cash, in whole or in part, prior to maturity, and cash or shares of Common Stock in an amount equal to the amount of interest that would have otherwise accrued from the date of prepayment to either the earlier of (1) six months after such prepayment or (ii) the maturity date, subject to certain restrictions.
     For so long as at least $573,115 of the principal amount of Notes are outstanding, the Company may not or permit any of its subsidiaries to incur certain additional indebtedness (excluding certain indebtedness the principal amount of which cannot exceed $5,000,000, subject to certain restrictions) without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes outstanding.
     Any amount outstanding under the Notes becomes due and payable upon the occurrence of an event of default. Events of default under the Notes include (1) the Company’s failure to make payment of principal or interest when due or payable, (2) the Company’s failure to perform or observe any covenant or agreement in the Note and such failure is not cured within three business days after notice, (3) the Company’s suspension from listing, without subsequent listing on any national securities exchange or the OTC Bulletin Board for a period of five consecutive trading days, (4) the Company’s notice to the holders of the Notes of its inability or intention to not comply with requests for conversion, (5) the Company’s failure to timely deliver or cause to be delivered Common Stock upon conversion of the Notes or any interest accrued and unpaid or make the payment of any fees or liquidated damages under the Notes, the Purchase Agreement or any other transaction documents and such failure is not cured within three business days, (6) any false, incorrect or breach in any material respect of any material representation or warranty made by the Company, (7) the default of more than $100,000 of any other of the Company’s indebtedness that causes such amount to become due and payable, (8) a bankruptcy of the Company (whether voluntary or involuntary) or general assignment for the benefit of its creditors, or (9) the Company’s failure to instruct its transfer agent to remove any legends and issue unlegended certificates to the holder within five (5) business days of the holder’s request.
     Under the terms of the Purchase Agreement, for so long as the Notes remain outstanding, the Purchasers have a right, subject to certain exceptions, to participate in any subsequent sale or exchange by the Company of Common Stock or any securities convertible into Common Stock (a “Subsequent

Financing”) on the same terms and conditions as contemplated by the Subsequent Financing, up to an aggregate of 25% of the principal amount of the Notes (the “Participation Rights”). In connection with any Subsequent Financing, the Purchasers are entitled to convert a portion of the principal amount of the Notes in accordance with the Participation Rights as described in the Notes.
     A conversion or exercise under the Notes, or a payment of interest under the Notes in the form of shares of Common Stock, as applicable, may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time. A holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice.
     Sontra Medical, Inc., a subsidiary of the Company, agreed to guarantee the Company’s obligations under the Notes pursuant to a separate guaranty agreement (the “Guaranty Agreement”). Additionally, for so long as any Notes remain outstanding, the Company agreed that it will not, nor permit its subsidiaries to, declare or pay any dividends or make any distribution to any holders of Common Stock or purchase or acquire any of its common stock or equity securities.
     The foregoing description of the Notes, Guaranty Agreement and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note, Guaranty Agreement and Purchase Agreement, the forms of which were filed as Exhibits 10.4, 10.2 and 10.1, respectively, to the Company’s current report on Form 8-K dated February 11, 2008, filed with the Securities and Exchange Commission on February 13, 2008, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth in Item 2.03 is incorporated by reference into this Item 3.02. The Company’s issuance of the PIK Notes was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The PIK Notes may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the PIK Notes issued in the transaction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement by and among the Company and the Purchasers named therein dated as of February 11, 2008 is incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, dated February 11, 2008.

10.2	Form of Senior Convertible Promissory Note, including Form of PIK Note, is incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K dated February 11, 2008.

10.3	Guaranty dated as of February 11, 2008 by Sontra Medical, Inc. is incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K dated February 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.

Dated: July 8, 2008
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement by and among the Company and the Purchasers named therein dated as of February 11, 2008 is incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, dated February 11, 2008.

10.2	Form of Senior Convertible Promissory Note, including Form of PIK Note, is incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K dated February 11, 2008.

10.3	Guaranty dated as of February 11, 2008 by Sontra Medical, Inc. is incorporated herein by reference to Exhibit 10.2 to the Company’s Form 8-K dated February 11, 2008.